Exhibit 99.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

Jounce Therapeutics Confirms Receipt of Unsolicited Proposal from Concentra Biosciences

CAMBRIDGE, Mass., March. 14, 2023 – The Board of Directors (the “Board”) of Jounce Therapeutics, Inc. (NASDAQ: JNCE) (“Jounce” or the “Company”), a clinical-stage company focused on the discovery and development of novel cancer immunotherapies and predictive biomarkers, today confirmed that Concentra Biosciences, LLC (“Concentra”), of which Tang Capital Partners, LP is the controlling shareholder, has made an unsolicited and non-binding proposal (“the Proposal”) to acquire 100% of the equity of Jounce. According to the Schedule 13D filed today with the U.S. Securities and Exchange Commission (“SEC”) disclosing the Proposal, Tang Capital1 is currently approximately a 10.2% shareholder of Jounce.
The Proposal consists of $1.80 in cash per share plus a contingent value right (“CVR”) representing the right to receive 80% of the net proceeds payable from any license or disposition of certain of Jounce’s legacy programs2 (the “CVR Products”). The proposal is subject to limited confirmatory due diligence and is based on the availability of at least $130 million of cash and cash equivalents at closing, net of any tail and closing costs.
On February 23, 2023, the Company announced a recommended business combination with Redx Pharma (AIM: REDX) (“Redx”) via a proposed all share merger transaction (the “Business Combination”). The transaction is anticipated to be completed during the second quarter of 2023, subject to necessary regulatory and shareholder approvals. Shareholders are advised that no action is necessary at this time.
The Board is committed to acting in the best interests of all shareholders, consistent with its fiduciary duties. A further announcement will be made in due course.
About Jounce Therapeutics
Jounce Therapeutics, Inc. is a clinical-stage immunotherapy company dedicated to transforming the treatment of cancer by developing therapies that enable the immune system to attack tumors and provide long-lasting benefits to patients through a biomarker-driven approach. Jounce currently has multiple development stage programs ongoing while simultaneously advancing additional early-stage assets from its robust discovery engine based on its Translational Science Platform. For more information, please visit www.jouncetx.com.
For further information, please contact:
Jounce Therapeutics, Inc.
Kim Drapkin
ir@jouncetx.com                            T: +1-857-259-3840

Cowen (Financial Adviser to Jounce)     T: +1-646-562-1010
Tanya Joseph / Erik Schuchard / Giles Roshier             T: +44 (0)203 011 0460

Stern Investor Relations (Adviser to Jounce)
Julie Seidel                                 T: +1-212-362-1200
1 Includes Tang Capital Partners, LP, Tang Capital Management, LLC and Kevin Tang.
2 JTX-8064, vopratelimab, pimivalimab, JTX-1484 and JTX-2134.

Longacre Square Partners (Adviser to Jounce)
Dan Zacchei / Rebecca Kral
Jounce@longacresquare.com
Important notices
Cowen Execution Services Limited ("Cowen"), which is authorised and regulated in the United Kingdom by the FCA, is acting exclusively as financial adviser to Jounce and no one else in connection with the Business Combination and/or the Proposal and will not be responsible to anyone other than Jounce for providing the protections afforded to clients of Cowen nor for providing advice in relation to the Business Combination, the Proposal, the contents of this Announcement or any other matters referred to in this Announcement. Neither Cowen nor any of its affiliates, nor any of Cowen's and such affiliates' respective members, directors, officers, controlling persons or employees owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, consequential, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Cowen in connection with the Business Combination, the Proposal, this Announcement, any statement contained herein or otherwise. Overseas Shareholders
The release, publication or distribution of this Announcement in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of US federal securities laws, as amended, including, without limitation, statements regarding beliefs about and expectation for the anticipated timing of the closing of the Business Combination and the Company’s intention to make additional announcements and filings. The words “estimates,” “expects,” “continues,” “intends,” “plans,” “anticipates,” “targets,” “may,” “will,” “would,” “could,” “should,” “potential,” “goal,” and “effort” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, the determinations made by Jounce’s board of directors following its evaluation of the Proposal; actions of Redx in response to any discussions with Concentra; the results of discussions with Concentra; the impact of actions of other parties with respect to any discussions and the potential consummation of the proposed transaction with Redx; the outcome of any legal proceedings that could be instituted against Jounce or its directors related to the discussions or the Cooperation Agreement with Redx; changes in the proposal from Concentra; the risk that the transactions contemplated by the Business Combination may not be completed in a timely manner, or at all, which may adversely affect Jounce’s business and the price of its common stock; the failure to satisfy all of the closing conditions of the transactions contemplated by the Cooperation Agreement with Redx, including the requisite approval by Jounce’s shareholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Cooperation Agreement with Redx; the effect of the announcement or pendency of the transactions contemplated by the Business Combination on Jounce’s business, and operating results; risks that the transactions contemplated by the Business Combination may disrupt Jounce’s current plans and business operations; risks related to the diverting of management’s attention from Jounce’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Jounce related to the Cooperation Agreement with Redx, the Business Combination and the transactions contemplated thereby; general economic and market conditions and the other risks identified in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023 and subsequent filings with the SEC. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Business Combination and/or Jounce, Jounce’s ability to successfully complete the Business Combination and/or realize the expected benefits from the Business Combination. Jounce cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Jounce disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent Jounce’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.
Additional Information and Where to Find It
In connection with the proposed Business Combination, a meeting of the shareholders of Jounce will be announced as promptly as practicable to seek shareholder approval in connection with the proposed transaction. Jounce intends to file relevant materials with the SEC, including the filing by of a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s shareholders. This press release is not a substitute for the proxy statement.
BEFORE MAKING ANY DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.
Any vote in respect of resolutions to be proposed at the Company’s shareholder meeting to approve the proposed Business Combination or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. The Company’s shareholders will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.jouncetx.com.
No Offer or Solicitation
The information contained in this press release is for information purposes only and is not intended to and does not constitute, or form any part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or dispose of any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this press release is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the Business Combination are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act and any securities issued as part of the proposed merger contemplated in connection with the Business Combination are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 4(a)(2) of the Securities Act and the rules promulgated thereunder. The Business Combination will be made by means of a Scheme Document and the Merger Agreement to be published by Redx in due course, or (if applicable) pursuant to an offer document to be published by the Company, which (as applicable) would contain the full terms and conditions of the Business Combination. Any decision in respect of, or other response to, the Business Combination, should be made only on the basis of the information contained in such document(s).
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Business Combination. Information regarding the Company’s directors and executive officers is contained in the Company’s Definitive Proxy Statement for its 2022 Annual Meeting of Shareholders filed with the SEC on April 28, 2022. Other information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Business Combination or the transactions contemplated by the Proposal, as applicable, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in any registration statement, prospectus, proxy statement and other relevant materials to be filed with the SEC if and when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://ir.jouncetx.com/sec-filings.
Publication on website
A copy of this Announcement shall be made available subject to certain restrictions relating to persons resident in Restricted Jurisdictions on Jounce’s website at https://jouncetx.com/recommended-offer/ by no later than 12 noon (London time) on the Business Day following the date of this Announcement. For the avoidance of doubt, the contents of the website are not incorporated into and do not form part of this Announcement.